Exhibit (a)(1)(xxxi)

AMENDMENT NO. 31 TO DECLARATION OF TRUST OF

VOYA SEPARATE PORTFOLIOS TRUST

Establishment of New Share Class

Effective:  January 11, 2018

THIS AMENDMENT NO. 31 TO THE DECLARATION OF TRUST OF VOYA SEPARATE PORTFOLIOS TRUST (“VSPT”), a Delaware statutory trust, dated March 2, 2007, as amended (the “Declaration of Trust”), reflects resolutions adopted by the Board of Trustees of VSPT on January 11, 2018, with respect to Voya Target In-Retirement Fund, Voya Target Retirement 2020 Fund, Voya Target Retirement 2025 Fund, Voya Target Retirement 2030 Fund, Voya Target Retirement 2035 Fund, Voya Target Retirement 2040 Fund, Voya Target Retirement 2045 Fund, Voya Target Retirement 2050 Fund, Voya Target Retirement 2055 Fund, and Voya Target Retirement 2060 Fund (collectively, the “Funds”), each a series of VSPT, acting pursuant to the Declaration of Trust, including Article III, Sections 1 and 6 and Article X, Section 1, of VSPT’s Declaration of Trust.  The resolutions serve to establish and designate a new share class for the Funds.

VOYA SEPARATE PORTFOLIOS TRUST

SECRETARY’S CERTIFICATE

I, Huey P. Falgout, Jr., Secretary of Voya Separate Portfolios Trust ( “VSPT”), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of VSPT at a meeting held on January 11, 2018 with regard to the establishment of Class R shares of VSPT on behalf of Voya Target In-Retirement Fund, Voya Target Retirement 2020 Fund, Voya Target Retirement 2025 Fund, Voya Target Retirement 2030 Fund, Voya Target Retirement 2035 Fund, Voya Target Retirement 2040 Fund, Voya Target Retirement 2045 Fund, Voya Target Retirement 2050 Fund, Voya Target Retirement 2055 Fund, and Voya Target Retirement 2060 Fund:

RESOLVED, that pursuant to the Declaration of Trust dated March 2, 2007, as amended (the “Declaration of Trust”) of Voya Separate Portfolios Trust (“VSPT”), including Article III, Sections 1 and 6 and Article X, Section 1 of the Declaration of Trust, the Board of Trustees of VSPT hereby establishes and designates an additional class of shares for Voya Target In-Retirement Fund, Voya Target Retirement 2020 Fund, Voya Target Retirement 2025 Fund, Voya Target Retirement 2030 Fund, Voya Target Retirement 2035 Fund, Voya Target Retirement 2040 Fund, Voya Target Retirement 2045 Fund, Voya Target Retirement 2050 Fund, Voya Target Retirement 2055 Fund, and Voya Target Retirement 2060 Fund (collectively, the “Target Retirement Suite”), which shall be designated Class R shares;

FURTHER RESOLVED, that VSPT be, and it hereby is, authorized to issue and to sell for cash or securities from time to time an unlimited number of full and/or fractional Class R shares of beneficial interest of the Target Retirement Suite, such shares to be issued and sold at net asset value per share, and, in the case of fractional shares, at a proportionate reduction in such price, in a public offering registered under the 1933 Act, and in accordance with the applicable provisions of the Declaration of Trust, the By-laws, the laws of the state of Delaware, and the federal securities laws;

FURTHER RESOLVED, that such shares shall be issued in uncertificated form, unless and to the extent necessary, in the judgment of VSPT’s officers, with the advice of counsel, to conduct the offering and listing of the Target Retirement Suite Class R shares;

FURTHER RESOLVED, that when so issued and paid for, such shares shall be duly and validly issued, fully paid and non-assessable;

FURTHER RESOLVED, that the officers of VSPT be, and each hereby is, authorized with the advice of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an Amendment to the VSPT Declaration of Trust with respect to the Class R shares for the Target Retirement Suite, established and designated by the resolutions, to be effective on a date deemed appropriate by the officers of VSPT;

FURTHER RESOLVED, that Class R shares of the Target Retirement Suite be qualified or registered for sale in various states and other jurisdictions, that the appropriate officers of VSPT be, and each hereby is, authorized to determine the states and other jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of said shares as said officers may deem advisable; that the appropriate officers of VSPT be, and each hereby is, authorized  to perform in the name and on behalf of VSPT any and all such acts as such officer may deem necessary or desirable in order to comply with the applicable laws of any such states and jurisdictions, and in connection therewith to execute and file all requisite papers and documents; and

FURTHER RESOLVED, that the officers of VSPT, on behalf of the Target Retirement Suite be, and each hereby is, authorized to take all such actions and to prepare, execute and deliver such instruments as are necessary to carry out the foregoing, including, but not limited to, the filing of a post-effective amendment to VSPT’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of establishing and registering the Class R shares for the Target Retirement Suite and to prepare and file such amendment to the Registration Statement in such form as may be approved by such officers and counsel, and issuance of Class R Shares in accordance with the VSPT Declaration of Trust, the Bylaws, the amendment to the Registration Statement, the laws of the State of Delaware and federal securities laws, and such aforementioned actions by the officers of VSPT be, and they hereby are, ratified and approved.

/s/ Huey P. Falgout, Jr.
Huey P. Falgout, Jr.
Secretary

Dated:	March 22, 2018